Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Second Quarter Revenue $67.3 million

Baltimore, MD (August 11, 2014) — Millennial Media, Inc. (NYSE: MM), the leading independent mobile advertising platform company, today reported financial results for the second quarter ended June 30, 2014.

Financial Results and Business Highlights for the Second Quarter of 2014

Revenue: For the second quarter of 2014, revenue increased to $67.3 million from $57.0 million on a GAAP basis, a year over year increase of 18.1%. Revenue decreased from $81.3 million on a pro forma combined basis, a year over year decrease of 17.2%. Pro forma combined revenue is calculated as the sum of Millennial Media and Jumptap revenue for the entire second quarter of last year.

Gross Margin: Gross margin was 40.2% for the second quarter of 2014 on a GAAP basis and 40.6% for the second quarter of 2013 on a pro forma combined basis. For the second quarter of 2013, gross margin was 42.4% on a GAAP basis.

Net Income (Loss): For the second quarter of 2014, net loss was $(15.1) million, compared to net loss of $(3.1) million for the second quarter of 2013.

Adjusted EBITDA: For the second quarter of 2014, Adjusted EBITDA, a non-GAAP financial measure (see definition below), was $(6.1) million, compared to pro forma combined Adjusted EBITDA of $(0.4) million for the second quarter of 2013.

Net Income (Loss) per Share: For the second quarter of 2014, basic and diluted net loss per common share was $(0.14), compared to basic and diluted net loss per common share of $(0.04) for the second quarter of 2013.

Non-GAAP Net Income (Loss) Per Common Share: For the second quarter of 2014, non-GAAP net loss per common share was $(0.06), compared to non-GAAP net income per common share of $0.02 for the second quarter of 2013.

Other Business Metrics: As of June 30, 2014, Millennial Media reached over 650 million monthly unique users globally, including approximately 170 million monthly unique users in the United States alone. As of June 30, 2014, approximately 60,000 apps and mobile sites were enabled by mobile app developers to operate on Millennial Media’s platform, and Millennial Media had more than 650 million proprietary, anonymous active user profiles used for delivering the most relevant ads to consumers.

Outlook

Based on information available as of today, Millennial Media expects total revenue for the third quarter of 2014 to be in the range of $65 million to $70 million and Adjusted EBITDA to be a loss between $(7) million and $(8) million.

“As the mobile ad industry continues to shift and evolve, we too must grow and expand our unique assets,” said Michael Barrett, President and CEO, Millennial Media. “We will continue to strengthen our mobile network foundation, while accelerating our programmatic exchange and open platform to further define our place in the market and reinvigorate revenue growth.”

Second Quarter 2014 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its second quarter financial results, developments in its business, and the Company’s expectations for the third quarter of 2014. A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 866-825-3209 (U.S.) or 617-213-8061 (international) using passcode 99207445. If you are unable to listen to the live conference call, a replay will be available through August 18, 2014, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 53176147. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports Adjusted EBITDA, which is a non-GAAP financial measure defined as net income or net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants and other third parties and acquisition related severance costs, bonuses and retention bonuses and accrual of retention payments that represent contingent compensation to be recognized over a requisite period. We define non-GAAP net income (loss) per common share as Adjusted EBITDA divided by diluted weighted average common shares outstanding. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company also presents Adjusted EBITDA on a pro forma combined basis. Pro forma combined Adjusted EBITDA includes results of the Company’s Jumptap, Inc. subsidiary for the entire period. A reconciliation of historical Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of Millennial Media and Jumptap and on a pro forma combined basis, is set forth in the tables following this release.

About Millennial Media

Millennial Media is the leading independent mobile advertising platform company, supporting the world’s top brands and mobile content providers. The Company’s unique data and technology assets enable its clients to connect with their target audiences as they move across screens, media, and moments. Millennial Media drives meaningful results at scale through a diverse suite of products fueled by innovation and the industry’s smartest minds. For more information, visit www.millennialmedia.com.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding financial results for the third quarter of 2014. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to accelerate growth and provide enhanced gross margin performance; our ability to expand our developer and advertiser base and increase demand for our services; our ability to keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets; and our acquisition of Jumptap, including our ability to integrate the two businesses and realize the expected benefits from the acquisition. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2014 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

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Investor Relations Contact

Joe Wilkinson

(443) 681-6238

IR@millennialmedia.com

Press Contact

Todd Cadley

(917) 521-6039

tcadley@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,359	$99,237
Restricted cash	250	320
Accounts receivable, net of allowances of $3,979 and $4,773 as of June 30, 2014 and December 31, 2013, respectively	71,630	109,056
Prepaid expenses and other current assets	5,877	4,243
Total current assets	170,116	212,856

Long-term assets:
Property and equipment, net	22,227	12,663
Restricted cash	350	515
Goodwill	135,522	135,489
Intangible assets, net	53,172	57,706
Other assets	1,786	375
Total long-term assets	213,057	206,748
Total assets	$383,173	$419,604

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$13,361	$7,617
Accrued cost of revenue	39,955	65,053
Accrued payroll and payroll related expenses	8,296	8,767
Deferred revenue	891	868
Total current liabilities	62,503	82,305

Other long-term liabilities	4,618	1,829
Total liabilities	67,121	84,134

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 107,444,145 and 106,314,909 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	108	106
Additional paid-in capital	409,384	400,716
Accumulated other comprehensive loss	(247)	(196)
Accumulated deficit	(93,193)	(65,156)
Total stockholders’ equity	316,052	335,470
Total liabilities and stockholders’ equity	$383,173	$419,604

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$67,308	$57,009	$139,928	$106,447
Cost of revenue	40,277	32,824	83,002	61,698
Gross profit	27,031	24,185	56,926	44,749
Operating expenses:
Sales and marketing	13,433	8,351	26,970	16,493
Technology and development	7,458	4,071	14,967	8,264
General and administrative	21,184	14,785	42,936	26,742
Total operating expenses	42,075	27,207	84,873	51,499
Loss from operations	(15,044)	(3,022)	(27,947)	(6,750)
Other income (expense)
Interest expense, net	(35)	(10)	(63)	(21)
Total other income (expense)	(35)	(10)	(63)	(21)
Loss before income taxes	(15,079)	(3,032)	(28,010)	(6,771)
Income tax expense	(11)	(21)	(27)	(36)
Net loss	$(15,090)	$(3,053)	$(28,037)	$(6,807)

Net loss per share:
Basic and diluted	$(0.14)	$(0.04)	$(0.26)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	107,038	79,553	106,795	79,237

Stock-based compensation expense included above:
Sales and marketing	$176	$227	$637	$446
Technology and development	168	472	338	1,327
General and administrative	3,349	2,806	6,490	3,389

Millennial Media, Inc.

Unaudited Pro Forma Combined Statement of Operations

(in thousands)

	Three Months Ended March 31, 2013			Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined

Revenue	$49,438	$15,184	$64,622	$57,009	$24,309	$81,318	$106,447	$39,493	$145,940
Cost of revenue	28,874	9,115	37,989	32,824	15,452	48,276	61,698	24,567	86,265
Gross profit	20,564	6,069	26,633	24,185	8,857	33,042	44,749	14,926	59,675
Operating expenses:
Sales and marketing	8,141	4,842	12,983	8,351	5,631	13,982	16,492	10,473	26,965
Technology and development	4,193	3,922	8,115	4,071	4,271	8,342	8,264	8,193	16,457
General and administrative	11,956	1,764	13,720	14,785	1,776	16,561	26,741	3,541	30,281
Total operating expenses	24,290	10,528	34,818	27,207	11,678	38,885	51,497	22,207	73,703
Loss from operations	(3,726)	(4,459)	(8,185)	(3,022)	(2,821)	(5,843)	(6,748)	(7,281)	(14,028)
Other income (expense)
Interest expense, net	(11)	(61)	(72)	(10)	(237)	(247)	(21)	(298)	(319)
Total other income (expense)	(11)	(61)	(72)	(10)	(237)	(247)	(21)	(298)	(319)
Loss before income taxes	(3,737)	(4,520)	(8,257)	(3,032)	(3,058)	(6,090)	(6,769)	(7,579)	(14,347)
Income tax expense	(16)	—	(16)	(21)	—	(21)	(37)	—	(37)
Net loss	$(3,753)	$(4,520)	$(8,273)	$(3,053)	$(3,058)	$(6,111)	$(6,806)	$(7,579)	$(14,384)

Millennial Media, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

and Non-GAAP Pro Forma Combined Net Loss to Non-GAAP Adjusted EBITDA

(in thousands, except per share data)

					Pro Forma Combined
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,	Six Months Ended June 30,
	2014	2013	2014	2013	2013	2013
Net loss	$(15,090)	$(3,053)	$(28,037)	$(6,807)	$(6,111)	$(14,384)
Adjustments:
Interest expense, net	35	10	63	21	217	426
Income tax expense	11	21	27	36	21	36
Depreciation and amortization expense	4,264	1,061	8,211	2,002	1,453	2,699
Acquisition-related costs	976	120	1,251	481	120	481
Deferred compensation	—	250	250	250	250	250
Stock-based compensation expense	3,693	3,505	7,465	5,162	3,624	5,394
Jumptap warrant and derivative (income) loss	—	—	—	—	30	(108)
Total net adjustments	8,979	4,967	17,267	7,952	5,715	9,178
Adjusted EBITDA	$(6,111)	$1,914	$(10,770)	$1,145	$(396)	$(5,206)

Reconciliation of Net Loss per share to Non-GAAP Net Income (loss) per share

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss per share	$(0.14)	$(0.04)	(0.26)	(0.09)
Adjustments:
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization expense	0.04	0.01	0.08	0.02
Acquisition-related costs	0.01	0.00	0.01	0.01
Deferred compensation	—	—	—	—
Stock-based compensation expense	0.03	0.05	0.07	0.07
Total net adjustments	0.08	0.06	0.16	0.10
Diluted non-GAAP net income (loss) per share	$(0.06)	$0.02	$(0.10)	$0.01
Weighted average common shares outstanding - dilutive	107,038	83,192	106,795	83,247